  As filed with the Securities and Exchange Commission on February 2, 1999

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ASYST TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                 ------------

California                            48761 Kato Road                                       94-2944251
-----------                          Fremont, CA 94538                         (I.R.S. Employer Identification No.)
                                      (510) 661-5000
                (Address and telephone number of principal executive offices)

                                 ------------

                            1993 STOCK OPTION PLAN
                       1993 EMPLOYEE STOCK PURCHASE PLAN

                                 Mihir Parikh
               Chairman of the Board and Chief Executive Officer
                           Asyst Technologies, Inc.
                                48761 Kato Road
                               Fremont, CA 94538
                                (510) 661-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                 ------------

                                   Copy to:
                             James C. Kitch, Esq.
                              Cooley Godward LLP
                             Five Palo Alto Square
                              3000 El Camino Real
                           Palo Alto, CA  94306-2155
                                (650) 843-5000

                                 ------------

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================

Title of Securities to be     Amount to be        Proposed Maximum              Proposed Maximum           Amount of Registration
       Registered              Registered     Offering Price Per Share (1)  Aggregate Offering Price (1)             Fee
Stock Options and Common       2,000,000         $9.9212 - $26.4375             $27,885,819.15                  $7,752.26
 Stock (no par value)
====================================================================================================================================


================================================================================
(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and (h)(1) under the Securities Act of 1933, as amended (the "Act"). The offering price per share and aggregate offering price for the unissued stock options are based upon the average of the high and low prices of Registrant's Common Stock as reported on the Nasdaq National Market System on January 27, 1999. The offering price per share and aggregate offering price for the outstanding stock options are based upon the exercise prices of such options. Certain shares under the Employee Stock Purchase Plan are unissued but the offering price per share for such shares has been determined pursuant to such plan and the offering price per share and the aggregate offering price for such shares reflect such determination. The following chart illustrates the calculation of the registration fee:

=============================================================================================================================
                    Title of Shares                      Number of Shares  Offering Price Per Share  Aggregate Offering Price
-----------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to outstanding stock options       1,466,334             $ 9.9212               $14,547,792.88
 pursuant to 1993 Employee Stock Option Plan
-----------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to unissued stock options            333,666             $26.4375               $ 8,821,294.87
 pursuant to 1993 Employee Stock Option Plan
-----------------------------------------------------------------------------------------------------------------------------
Priced shares issuable pursuant to the Employee Stock          50,792             $11.2625               $   572,044.90
 Purchase Plan
-----------------------------------------------------------------------------------------------------------------------------
Shares issuable pursuant to the 1993 Employee Stock           149,208             $26.4375               $ 3,944,686.50
 Purchase Plan
=============================================================================================================================

================================================================================
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                   INCORPORATION BY REFERENCE OF CONTENTS OF
               REGISTRATION STATEMENT ON FORM S-8 NO. 33-70100,
               REGISTRATION STATEMENT ON FORM S-8 NO. 333-1438,
             REGISTRATION STATEMENT ON FORM S-8 NO. 333-31417 and
               REGISTRATION STATEMENT ON FORM S-8 NO. 333-45799

     The contents of Registration Statement on Form S-8 No. 33-70100 filed with the Securities and Exchange Commission on October 8, 1993, Registration Statement Form S-8 No. 333-1438 filed with the Securities and Exchange of Commission on October 7, 1996, Registration Statement Form S-8 No. 333-31417 filed with the Securities and Exchange of Commission on July 16, 1997, and Registration Statement Form S-8 No. 333-45799 filed with the Securities and Exchange Commission on February 6, 1998 and are incorporated by reference herein.

                                    EXHIBITS

Exhibit
Number
------

5.1       Opinion of Cooley Godward LLP

23.1      Consent of Arthur Andersen LLP

23.2 Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this Registration Statement

24.1      Power of Attorney is contained on the signature pages

99.1*     Registrant's 1993 Stock Option Plan, as amended

99.2*     Registrant's 1993 Employee Stock Purchase Plan, as amended

* Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-66184), as filed with the Securities and Exchange Commission July 19, 1993, as amended and incorporated by reference herein.

                                       2.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, County of Alameda, State of California, on February 1, 1999.

                                    ASYST TECHNOLOGIES, INC.

                                    By: /s/ Mihir Parikh
                                       ---------------------------
                                        Mihir Parikh
                                        Chairman of the Board and
                                        Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mihir Parikh and Douglas McCutcheon, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

                                       3.


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                                Title                                       Date

/s/ Mihir Parikh                                         Chairman of the Board and Chief             February 1, 1999
-------------------------------------------------        Executive Officer
Mihir Parikh                                             (Principal Executive Officer)

/s/ Douglas McCutcheon                                   Senior Vice President and Chief Financial   February 1, 1999
-------------------------------------------------        Officer
Douglas McCutcheon                                       (Principal Financial and Accounting
                                                         Officer)

/s/ Walter W. Wilson                                     Director                                    February 1, 1999
-------------------------------------------------
Walter W. Wilson

/s/ Tsuyoshi Kawanishi                                   Director                                    February 1, 1999
-------------------------------------------------
Tsuyoshi Kawanishi

                                                         Director                                    February __, 1999
-------------------------------------------------
Ashok Sinha

/s/ Stanley Grubel                                       Director                                    February 1, 1999
-------------------------------------------------
Stanley Grubel

                                       4.

                                 EXHIBIT INDEX

Exhibit
Number                   Description                                                       Sequential Page Number
5.1          Opinion of Cooley Godward LLP

23.1         Consent of Arthur Andersen LLP

23.2         Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
             Registration Statement

24.1         Power of Attorney is contained on the signature pages

99.1*        Registrant's 1993 Stock Option Plan, as amended

99.2*        Registrant's 1993 Employee Stock Purchase Plan, as amended

 * Filed as an exhibit to the Registrant's Registration Statement on Form S-1 (No. 33-66184), as filed with the Securities and Exchange Commission July 19, 1993, as amended and incorporated by reference herein.

                                       5.